Exhibit 10.1

CONSULTING AGREEMENT

between

SCHNlTZER STEEL INDUSTRIES, INC.

and

Gary A. Schnitzer

For Work Generally Entitled

General Consulting Services

CONSULTING AGREEMENT

Between

Schnitzer Steel Industries, Inc.	SSI
3200 NW Yeon Avenue
Portland, OR 97210

and

Gary A. Schnitzer	Consultant
50 Normandie Terrace
San Francisco, CA 941I5

Effective Date: January 5, 2009

1. Scope of Agreement; Work Statements. SSI hereby engages Consultant, as of the Effective Date set forth above, to provide consulting services and advice to SSI. Consultant hereby agrees to provide such consulting services and advice, in accordance with the Work Statement and any additional Work Statements that may be signed by SSI, acting through its Authorized Representative (as provided in Section 12 below), and Consultant while this Agreement is in effect. Each Work Statement will become a part of this Agreement after execution by both parties.

2. Fees and Expenses. SSI shall compensate Consultant for the services specified in each Work Statement in accordance with the fee provisions set forth therein. Consultant agrees that such compensation constitutes full and complete compensation for Consultant’s services and for all obligations assumed by Consultant under this Agreement. Consultant shall issue an invoice for services rendered in accordance with the applicable Work Statement which includes a sufficient description of the days or partial days worked and the corresponding services rendered in accordance with the payroll and internal audit requirements of SSI. Payment terms are (30 days) after receipt of correct invoice by SSI. Consultant will be responsible for payment of all income, social security and other taxes assessed against fees paid by SSI to Consultant hereunder.

3. Confidentiality. In the course of providing services to SSI, it is anticipated that Consultant may acquire knowledge (orally, by visual observation, or in writing) of information considered by SSI to be confidential and proprietary, including without limitation, that regarding: (a) matters of a technical nature such as know-how, formulas, trade secrets, secret processes or machines, inventions or research projects; (b) matters of a business nature such as information about costs, profits, pricing policies, markets, sales, suppliers, customers, plans for future development, plans for future products, marketing plans or strategies; and (c) other information of a similar nature not generally disclosed by SSI to the public, all of which information is referred to collectively hereafter as “Confidential Information.”

1	(Rev. 6/06)

Consultant agrees that during the term of this Agreement Consultant will (1) keep secret and retain in the strictest confidence all Confidential Information, (2) not disclose Confidential Information to any third party unless such disclosure is specifically authorized in writing by SSI, and (3) not use any Confidential Information for any purpose other than performance of services for SSI. Consultant further agrees to deliver promptly to SSI upon termination of this Agreement, or at any time that SSI may request, all memoranda, notes, records, reports, manuals, drawings or other documents (and all copies thereof) relating to SSI business, and all property associated therewith, that are in the possession or under the control of Consultant.

4. Ownership of Copyrights. Any original works of authorship, including any written, pictorial, graphic or audiovisual work or sound recording, conceived or created by Consultant under this Agreement shall be the property of SSI, and Consultant hereby assigns and agrees to assign to SSI all of Consultant’s rights, including the rights of copyright, in the works. Consultant will execute all documents and perform all acts that SSI may reasonably request in order to assist SSI in perfecting its rights in and to the works developed under this Agreement anywhere in the world, and SSI will reimburse Consultant for any expenses reasonably incurred by Consultant in so doing.

5. Inventions. Consultant agrees to disclose promptly to SSI all inventions or improvements made or conceived, either alone or jointly with others, during the term of this Agreement and for six (6) months thereafter as a direct result of the services provided or Confidential Information obtained by Consultant during the term of this Agreement or any extension thereof. Consultant will upon request assign to SSI Consultant’s entire right, title and interest in and to any and all such inventions and improvements. Consultant further agrees to execute all documents and provide such other assistance as may be required for SSI to obtain, maintain and protect patents on such inventions and improvements, or otherwise perfect its rights in and to any such inventions or improvements, and SSI will reimburse Consultant for any expenses reasonably incurred by Consultant in so doing.

6. Hold Harmless and Indemnification. Consultant shall defend, at its own expense, and indemnify and hold SSI, its officers, direct agents and employees harmless from and against any and all claims, losses, expenses, (including reasonable attorney’ fees), demands, or judgments which result from or arise out of Consultant’s acts, errors, omissions or negligence in the Consultant’s performance of services under this Agreement.

7. Independent Contractor Status. Consultant agrees that Consultant is an independent contractor and not an employee of SSI, nor subject to the direct supervision or control by SSI, and that Consultant shall not be eligible for SSI employee benefits.

8. Insurance. Consultant shall maintain insurance coverage including workers’ compensation, employers’ liability and comprehensive liability in force for all individuals performing services on behalf of Consultant under this Agreement, at Consultant’s sole cost and expense, and in amounts reasonably sufficient to cover any liabilities assumed by Consultant or imposed on Consultant under this Agreement.

2	(Rev. 6/06)

9. Representation and Warranty. Consultant represents and warrants that Consultant is not obligated under any agreement with a third party that conflicts with the provisions of this Agreement. Consultant agrees that during the course of this Agreement, Consultant will avoid any employment or other activities that would give rise to a conflict of interest or an appearance of conflict of interest or which would otherwise be inconsistent with this Agreement.

10. No Assignment. This Agreement may not be assigned by Consultant without the prior written consent of SSI.

11. Term and Termination. This Agreement shall remain in effect until terminated by either party as provided herein.

This Agreement may be terminated by either party by written notice to the other, with immediate effect, if the other party is in default in the performance of its obligations hereunder or under any outstanding Work Statement.

Each Work Statement signed by both parties pursuant to this Agreement shall expire on the date indicated therein, subject to the right of SSI to terminate work by the Consultant thereunder with or without cause, with immediate effect, upon notice to Consultant and payment by SSI for work performed satisfactorily to date. Termination of this Agreement shall constitute termination of any outstanding Work Statement. The provisions above relating to Confidential Information, conflict of interest and original works of authorship shall survive termination of this Agreement or any Work Statement.

12. Authorized Representative. The authorized representative of SSI for purposes of this Agreement and any Work Statement hereunder shall be the officer of SSI or direct report of an officer of SSI who executes this Agreement in the space provided below, or any other person or persons who shall have been designated as such by an officer of SSI or direct report thereof.

13. Notices and Governing Law.

(a) Any written notice relating to this Agreement or any Work Statement hereunder shall be effectively given if sent, postage prepaid, by regular first-class mail to the party for whom it is intended at that party’s address set forth above, or at such other address as that party shall have previously indicated by written notice.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

SCHNITZER STEEL INDUSTRIES, INC.		CONSULTANT

By:	/s/ Tamara Lundgren		/s/ Gary Schnitzer
Name:	Tamara Lundgren	Name:	Gary Schnitzer
Title:	President & CEO

3	(Rev. 6/06)

Exhibit A

Work Statement Commencement Date:        January 5, 2009

This Work Statement is a part of and incorporates the terms and conditions of Consulting Agreement effective as of the date indicated above between the undersigned.

1. Services to be Provided and Schedule of Performance. The services to be provided by Consultant under this Agreement and the schedule of performance of such services and payments due therefore are set forth below:

From time to time, the Chief Executive Officer may identify projects or activities for Consultant which will be undertaken by mutual agreement.

2. Term, Termination. Unless terminated earlier as provided hereunder, this Work Statement will expire on December 31, 2009.

Consultant’s performance under this Work Statement may be terminated by SSI at any time as provided in the Consulting Agreement upon notice to Consultant and payment by SSI for work performed satisfactorily to date. In no event shall SSI be liable for more than the maximum fee, if any, specified below. Upon termination or completion of Consultant’s performance under this Work Statement, Consultant shall deliver to SSI the results of such performance through the date of termination or completion.

3. Fees. The specific fees payable under this Work Statement are as set forth below:

Consultant will be paid $1,700 per day for days worked (unless Consultant and Company agree to a project based fee structure), and will receive reimbursement for expenses incurred.

AGREED:

CONSULTANT		SCHNITZER STEEL INDUSTRIES, INC.

/s/ Gary Schnitzer		By:	Tamara Lundgren
Name:	Gary Schnitzer	Title:	President & CEO

Exhibit A-1	(Rev. 6/06)